Exhibit 10.24

GREENSKY HOLDINGS, LLC

EQUITY INCENTIVE PLAN

CLASS A UNIT OPTION AGREEMENT

THIS CLASS A UNIT OPTION AGREEMENT (this “Option Agreement”) is entered into as of [________________ __], 201[__], by and between GreenSky Holdings, LLC, a Georgia limited liability company (“the Company”), and [_________________] (“Employee”).

W I T N E S S E T H:

WHEREAS, in connection with Employee’s service with the Company, the Company desires to grant to Employee certain options to purchase Class A Units in the Company; and

WHEREAS, capitalized terms not otherwise defined in this Option Agreement shall have the meanings ascribed to such terms in the GreenSky Holdings, LLC Equity Incentive Plan (the “Plan”) or, if not in the Plan, in the Operating Agreement of the Company dated as of August 24, 2017 (the “Operating Agreement”). This Option Agreement is subject to the terms, conditions and restrictions set forth in the Plan.

WHEREAS, these Options are being granted pursuant to the Plan and the Operating Agreement and have been approved by the Managers of the Company.

Therefore, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Employee the right and option to purchase from the Company, on the terms and subject to the conditions set forth in the Plan and this Option Agreement, [_______] Class A Units of the Company (such units, the “Option Units”; such option, the “Option”). As set forth in the Plan and the Operating Agreement, an Incentive Unit includes an option to purchase Class A Units in accordance with the terms and conditions set forth in the relevant Option Agreement. The date of grant of the Option (the “Grant Date”) is [___________], 201[__]. The Options will become vested as set forth in Section 3 below and be deemed exercised as set forth in Section 4 below.

2. Exercise Price of the Option. The exercise price for the Option Units per Class A Unit (the “Exercise Price”) will be equal to $[___________], which is equal to the Liquidation FMV, as defined below, of a Class A Unit on the Grant Date.

3. Vesting of the Option. Subject to the earlier expiration or termination of this Option in accordance with its terms, the Options granted under this Option Agreement will become vested as follows:

(a) The Options will become vested with respect to twenty percent (20%) of the underlying Class A Units on the first (1st) anniversary of the Grant Date, provided

Employee remains in the continuous service of the Company from the Grant Date through such date.

(b) The Options will become vested with respect to an additional twenty percent (20%) of the underlying Class A Units on the second (2nd) anniversary of the Grant Date, provided Employee remains in the continuous service of the Company from the Grant Date through such date.

(c) The Options will become vested with respect to an additional twenty percent (20%) of the underlying Class A Units on the third (3rd) anniversary of the Grant Date, provided Employee remains in the continuous service of the Company from the Grant Date through such date.

(d) The Options will become vested with respect to an additional twenty percent (20%) of the underlying Class A Units on the fourth (4th) anniversary of the Grant Date, provided Employee remains in the continuous service of the Company from the Grant Date through such date.

(e) The Options will become vested with respect to the final twenty percent (20%) of the underlying Class A Units on the fifth (5th) anniversary of the Grant Date, provided Employee remains in the continuous service of the Company from the Grant Date through such date.

Notwithstanding the foregoing, the Options will become vested with respect to one hundred percent (100%) of the underlying Class A Units on a Sale of the Business (as defined in the Operating Agreement), to the extent not previously vested, provided (i) Employee remains in the continuous service of the Company from the Grant Date until the Sale of the Business or the termination of the Options in connection with the Sale of the Business, and (ii) to the extent requested by the Company, Employee agrees to continue working for the Company for ninety (90) days following the Sale of the Business on no less favorable terms and conditions as in effect prior thereto.

4. Exercise of Option.

(a) Subject to Section 27 below, the Option shall be deemed exercised, to the extent vested, as set forth in this Section 4. To the extent still outstanding and not previously deemed exercised, the Option shall be deemed exercised for the then vested Option Units on the earlier of (i) the date which is ten (10) years following the Grant Date, (ii) the thirtieth (30th) day following the termination of Employee’s service with the Company and (iii) the Sale of the Business provided that, to the extent Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), applies and it is necessary to avoid non-compliance therewith, the Sale of the Business constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code. Except as otherwise set forth below, the Class A Units to be delivered upon the deemed exercise of the Option shall be delivered to Employee, or Employee’s successor on Employee’s death, no later than thirty (30) days following the day that the Option is deemed exercised.

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Notwithstanding anything herein to the contrary, the Option may not be exercised (or deemed exercised) by Employee or Employee’s successor on Employee’s death, at a time selected by Employee or Employee’s successor on Employee’s death, in Employee’s or Employee’s successor’s discretion, but can only be exercised upon the occurrence of a “deemed exercise” as set forth in this subsection 4(a).

(b) For purposes of this Section 4, it shall not be considered a termination of Employee’s service with the Company if the termination of Employee’s service with the Company does not constitute a “separation from service” within the meaning of Section 409A of the Code.

(c) Notwithstanding anything herein to the contrary, if at the time of the deemed exercise of the Option, the fair market value of the Class A Units is equal to or less than the Exercise Price, then the Option shall not be deemed exercised, and the Option will terminate and expire at such time without any delivery of Class A Units or other payment therefor. Additionally, the Option shall terminate and expire after the delivery of all Class A Units that are required to be delivered hereunder or the time at which no Class A Units will be delivered or other payments made in lieu thereof.

(d) The Option shall be deemed exercised for the vested Option Units at the time described above. Employee or Employee’s successor on Employee’s death may make payment of the applicable Exercise Price by cash, check or such other medium of payment as the Managers may permit. If the Managers so permit, payment of the Exercise Price may be made (i) by surrendering (actually or by attestation) Class A Units to the Company that Employee already owns (valuing the Class A Units at their fair market value as of the date of payment); (ii) by means of a “net exercise procedure” (valuing the Class A Units at their fair market value as of the date of payment); (iii) by such other medium of payment as the Managers in their discretion may authorize or (iv) by any combination of the foregoing. If payment is in the form of Class A Units, then the certificates representing those Class A Units must be duly executed in blank by Employee or Employee’s successor on Employee’s death or must be accompanied by a power duly executed in blank suitable for purposes of transferring the Class A Units to the Company. Fractional Class A Units may be accepted in payment of the Exercise Price. The Company shall not issue the Class A Units until full payment for them has been made. If Employee does not pay the Exercise Price by the time the Option is deemed exercised, the Company, in its sole discretion, may treat Employee or Employee’s successor on Employee’s death as having elected to pay the Exercise Price by means of a “net exercise procedure” and the Company will withhold from the Class A Units to be delivered to Employee that number of Class A Units (valued at their fair market value on the date of payment) which equals the applicable Exercise Price. Notwithstanding the foregoing, however, the Company is not required to exercise such discretion, and if Employee or Employee’s successor on Employee’s death does not pay the applicable Exercise Price by the time the Option is deemed exercised, all rights Employee or Employee’s successor has in the Option shall expire and be forfeited, the Option shall not be deemed exercised and the Option will terminate and expire at such time without any delivery of Class A Units or other payment therefor.

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(e) As a further condition precedent to the deemed exercise of the Option, Employee or Employee’s successor, as applicable, shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of Class A Units and accordingly shall execute any documents that the Managers of the Company, in their sole discretion, deem necessary or advisable to effect such compliance prior to the time the Option is deemed exercised.

(f) To the extent the Option is to be deemed exercised on the Sale of the Business, the Company will take commercially-reasonably measures to notify Employee of such deemed exercise at least thirty (30) days prior to the Sale of the Business, so as to permit Employee to pay the Exercise Price and remit applicable tax withholdings by the close of business on the day prior to the Sale of the Business.

5. Non-Transferability of Option. Employee shall not assign or transfer the Option, other than by will or the laws of descent and distribution. No right or interest of Employee or any successor on Employee’s death in this Option shall be subject to any lien or any obligation or liability of Employee or any successor on Employee’s death.

6. Termination of Option.

(a) The portion of the vested Option that is not deemed exercised pursuant to Section 4 as of the thirtieth (30th) day following the date of termination of Employee’s service with the Company will terminate automatically at the close of business on that date (or if termination of Employee’s service is by the Company for Cause, retroactive to the date the Company provided Employee with written notice of Employee’s failure that constituted Cause). For purposes of this Agreement, “Cause” means (1) the negligent or willful continued failure of Employee to substantially perform Employee’s duties with the Company (other than any such failure resulting from any mental or physical impairment of Employee, but specifically including any material failure by Employee to meet reasonable performance expectations set forth by the Company); (2) the failure to abide by the reasonable and lawful directives of the Managers of the Company, (3) Employee’s commitment of any act which, if prosecuted, would constitute a felony, or Employee’s commitment or conviction of, or plea of no contest to, any crime involving dishonesty, fraud or moral turpitude; (4) any conduct by Employee that causes material harm to the business, standing or reputation of the Company or its Members; or (5) any material breach by Employee of any material obligations Employee may owe to the Company or its Members.

(b) This Option Agreement and any portion of the vested Option not either terminated pursuant to subsection 6(a) or already deemed exercised will terminate automatically and without further notice at the close of business on the day prior to the day the Option would be deemed exercised in the event Employee or Employee’s successor on Employee’s death has not paid the Exercise Price or applicable tax withholdings prior to such time.

(c) In no event may the Option be deemed exercised after termination pursuant to subsections 6(a) or 6(b) above.

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(d) The portion of the Option that is not vested at such time will terminate automatically at the close of business on the date of termination of Employee’s service with the Company (or if termination of Employee’s service is by the Company for Cause, retroactive to the date the Company provided Employee with written notice of Employee’s failure that constituted Cause).

(e) The Company shall have the right, upon notice to Employee, to substitute a profits interest for part or all of the Option, including through the capping of the Option and issuing a profits interest in substitution for future appreciation, provided that the Option is treated substantially similarly to other outstanding options to purchase Class A Units held by other Managers and employees of the Company, to the extent permitted by Section 409A of the Code if it applies.

7. Investment Representations. The Company may require Employee or Employee’s successor on Employee’s death, as a condition of exercising the Option, to give written assurances in substance and form satisfactory to the Company to the effect that Employee or Employee’s successor on Employee’s death is acquiring the Class A Units for Employee’s own account for investment and not with any present intention of selling or otherwise distributing them, and to such other effect as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws.

8. Compliance with Law. The Option is subject to the requirement that, if at any time counsel to the Company determines that the listing, registration or qualification of Class A Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of the Class A Units, then the Option may not to be deemed exercised unless the listing, registration, qualification, consent or approval has been effected or obtained on conditions acceptable to the Managers. Nothing in this Option Agreement will be deemed to require the Company to apply for or to obtain the listing, registration, qualification, consent or approval.

9. Recapitalization. If the outstanding Class A Units are changed into or exchanged for a different number or kind of units or other securities of the Company by reason of any recapitalization, reclassification, unit split, unit dividend, combination, subdivision or similar transaction, then, subject to any required action by the Company’s Members, the number of Option Units, the kind of units or other securities of the Company subject to the Option and the Exercise Price are to be proportionately adjusted. All adjustments made by the Managers under this Section 9 will be final, conclusive and binding upon all parties. Notwithstanding the foregoing, however, the issuance by the Company of Units of any class, or securities convertible into Units of any class, for cash or property, or for labor or services, either upon direct sale or issuance or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Units or other obligations of the Company, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Option, any Option Units covered under this Option Agreement or any Class A Units acquired pursuant to this Option.

10. Reorganization. If, while all or any portion of the Option remains outstanding, the Company proposes to merge or consolidate with another entity, whether or not the Company is to

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be the surviving entity, or form a holding company, or if the Company proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding Units of the Company are to be sold, or a Sale of the Business occurs, then the Managers may, in their sole discretion, either (a) make appropriate provision for the protection of the Option by the substitution on an equitable basis of (i) appropriate units or securities of the surviving entity or its parent in the merger or consolidation or of the other reorganized entity that will be issuable in respect to the Option Units, or (ii) any alternative consideration as the Managers, in good faith, may determine to be equitable in the circumstances; and, in either case, require in connection therewith the surrender of the Option so replaced; or (b) in the case of a Sale of the Business, provide that the unexercised portion of the Option, to the extent vested, will be deemed exercised, to the extent permitted by Section 409A of the Code if it applies and to the extent reservation or exercise of such authority does not result in adverse accounting consequences to the Company. In any such case, the Managers may, in their discretion, accelerate the date on which the Option, in whole or in part, becomes vested.

11. Rights as Member. Neither Employee nor Employee’s successor on Employee’s death will have any of the rights or privileges of a Member of the Company in respect of any of the Option Units unless and until the Option has been deemed exercised, the Option Units have been fully paid, all applicable tax withholdings have been satisfied and the name of Employee or Employee’s successor on Employee’s death has been entered as the owner of record on the Company’s books. Notwithstanding any of the other provisions of this Agreement, Employee or Employee’s successor on Employee’s death shall not become a Member and owner of record on the Company’s books of the Class A Units to be delivered pursuant to the deemed exercise of the Option unless and until Employee or Employee’s successor on Employee’s death has executed a written joinder agreement to the Operating Agreement by the time the Option is deemed exercised. All Class A Units that Employee or Employee’s successor on Employee’s death acquires pursuant to the Option shall be subject to the terms of the Operating Agreement.

12. Withholding of Taxes. The Company’s obligation to deliver Class A Units upon the deemed exercise of the Option is subject to satisfaction by Employee or Employee’s successor on Employee’s death of any applicable federal, state and local income and employment tax withholding requirements in a manner and form satisfactory to the Company. In accordance with procedures that the Managers may establish, the Managers, to the extent applicable law permits, may allow Employee or Employee’s successor on Employee’s death to pay any such amounts (i) by surrendering (actual or by attestation) Class A Units that the Employee or Employee’s successor on Employee’s death already owns (but only for the minimum required withholding); (ii) by means of a “net exercise” procedure (but only for the minimum required withholding); (iii) by such other medium of payment as the Managers in their discretion shall authorize; or (iv) by any combination of the foregoing. Notwithstanding any other provision of this Agreement, the Option shall be forfeited and terminated without any delivery of the Class A Units or any other payment therefore if Employee or Employee’s successor on Employee’s death does not satisfy any applicable federal, state and local income and employment tax withholding requirements in a manner and form satisfactory to the Company by the time the Option is deemed exercised.

13. No Special Service Rights. No provision in this Option Agreement will be deemed to grant to Employee any right with respect to Employee’s continued service with, or other

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engagement by, the Company or interfere in any way with the ability of the Company at any time to terminate Employee’s service or other engagement.

14. Interpretation of this Option Agreement. All decisions and interpretations made by the Managers with regard to any question arising under this Option Agreement will be binding and conclusive on all parties.

15. Choice of Law. This Option Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

16. Successors and Assigns. Subject to Section 5, this Option Agreement is to bind and inure to the benefit of and be enforceable by Employee and Employee’s respective heirs, executors, personal representatives, successors and assigns and the Company and its respective successors and assigns.

17. Notices. Any notice provided for in this Option Agreement must be in writing and is to be either delivered by nationally recognized overnight carrier or by hand or by messenger, and shall be addressed to the intended recipient at such recipient’s address appearing in the Exhibits to the Operating Agreement or, at the Company’s principal office, in case of notices to the Company, or at such other address as such intended recipient party shall furnish to the sending party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered or when delivery is refused.

18. Severability. Whenever possible, each provision of this Option Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any particular jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Option Agreement shall be reformed, construed and enforced in the particular jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

19. Complete Agreement. This Option Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

20. Amendment and Waiver. Subject to the next sentence, the provisions of this Option Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Option Agreement is to affect the validity, binding effect or enforceability of this Option Agreement. The Company unilaterally may waive any provision of this Option Agreement in writing to the extent that the waiver does not adversely affect the interests of Employee under this Option Agreement, but the waiver is not to operate as or be construed to-be a subsequent waiver of the same provision or a waiver of any other provision of this Option Agreement.

21. No Representations Contrary to this Option Agreement. The terms of Employee’s grant of the Option hereunder are set forth in this Option Agreement, which cannot be changed by the promises of any individual employee, officer, director or Manager of the

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Company. Only the Company may change the terms of this Option Agreement, and then only through a written amendment made in accordance with Section 20 of this Option Agreement. No promises (oral or written) that are contrary to the terms of this Option Agreement are binding upon the Company or its Managers (whether such promises were made prior to the date hereof or are made after the date hereof).

22. Section 409A. It is intended that this Option be exempt from, or comply with, the requirements applicable to nonqualified deferred compensation subject to Section 409A of the Code. For purposes of this Option Agreement, any action taken with respect to the Option shall be undertaken in a manner that will not negatively affect the status of the Option as exempt from, or in compliance with, treatment as deferred compensation subject to Section 409A of the Code, unless such action otherwise complies with Section 409A of the Code to the extent necessary to avoid noncompliance. Notwithstanding the foregoing, neither the Company, the Managers nor any of their representatives or agents shall be liable to Employee in the event the Option fails to comply with, or otherwise be exempt from, Section 409A of the Code.

23. Operating Agreement. As a condition to the deemed exercise of the Option, Employee shall execute such documents that the Company may require to evidence the fact Employee agrees that Employee’s acquisition of the Class A Units is subject to the terms and conditions of the Operating Agreement, as amended from time to time, and that Employee shall be bound by the Operating Agreement in the same manner as if Employee were an original signatory thereto.

24. Administration. This Agreement shall be administered by the Managers. The Managers may from time to time adopt rules and regulations for carrying out the intent and operation of this Option. The determination of the Managers and its interpretation and construction of any provision of this Agreement shall be final and conclusive on Employee and the Manager’s interpretation and construction of any provision of the Option shall be final and conclusive on all persons.

25. Company Call Rights. The Company or its assignee shall have the option (but not the obligation) to repurchase all or any portion of the Class A Units delivered to Employee or Employee’s successor on Employee’s death pursuant to the terms of this Option, on the terms and conditions set forth below, on and after the termination of Employee’s service with the Company for any reason whatsoever (the “Termination Date”). The Company or its assignee may elect, on and after the Termination Date, to repurchase any of the Class A Units delivered to Employee or Employee’s successor on Employee’s death pursuant to the exercise of the Option by giving Employee or Employee’s successor on Employee’s death written notice of exercise of its repurchase right hereunder no earlier than six (6) months following the date the Option is deemed exercised (or such other date as is necessary to avoid adverse accounting consequences as the result of the Company’s repurchase right hereunder). The Company or its assignee shall have the option to repurchase the Class A Units from Employee or Employee’s successor on Employee’s death, as the case may be, at their then fair market value which is equal to the Liquidation FMV of the Class A Units as defined by the Equity Incentive Plan. “Liquidation FMV” under the Equity Incentive Plan means the amount that would be received in respect of such Class A Units if all of the Company’s assets were sold at fair market value and the proceeds distributed in complete liquidation of the Company. The Liquidation FMV shall be payable, at the option of the Company

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or its assignee, by check or wire transfer. Notwithstanding the foregoing, the Company or its assignee shall have the right to pay all or any portion of the Liquidation FMV by issuing to Employee or Employee’s successor on Employee’s death an unsecured promissory note which shall accrue interest at the national prime rate as reflected in The Wall Street Journal on the date of exercise of the repurchase right and shall be payable in twelve (12) equal monthly installments of principal and interest, commencing one (1) month following the date of exercise of the repurchase right. Employee or Employee’s successor on Employee’s death hereby acknowledges that any Class A Units delivered to Employee or Employee’s successor on Employee’s death pursuant to the Option may not be sold or otherwise transferred other than as set forth in the Operating Agreement or by operation of law.”

26. Accord and Satisfaction. Employee agrees to be bound by this Option Agreement in order to receive the grant of the Option hereunder. By signing this Option Agreement, Employee accepts the grant of the Option described herein as a final accord and satisfaction of any and all rights Employee has, or may have, to acquire any Class A Units or other Membership Interests (as defined in the Operating Agreement) of the Company, or to receive an option to acquire the same, including without limitation any such rights conferred pursuant to any offer letter, employment agreement, option or similar agreement between the Company and Employee or pursuant to any other oral or written communication by the Company or its Managers, employees, officers or directors to Employee or otherwise.

27. General Release. For and in consideration of the grant of the Option hereunder, Employee hereby releases, acquits, and forever discharges the Company and all affiliates, parents, subsidiaries, partners, joint ventures, owners, and shareholders, and all of their officers, directors, employees, representatives, and agents, and all successors and assigns thereof (each a “Released Party”), from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, which Employee now has, had, or may hereafter claim to have had against the Company or any other Released Party, of any kind or nature whatsoever, arising from any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date Employee executes this Option Agreement.

The claims knowingly and voluntarily released herein include, but are not limited to, all (i) claims relating in any way to Employee’s employment with the Company, whether such claims are now known or are later discovered, including claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act or other federal or state wage and hour laws, the Employee Retirement Income Security Act, (ii) claims for breach of contract or infliction of emotional distress, (iii) claims under any other federal or state law pertaining to employment or employment benefits, (iv) claims relating to any rights to acquire Class A Units or other Membership Interests in the Company or options to acquire same, and (v) any other claims of any kind based on any contract, tort, ordinance, regulation, statute, or constitution; provided, however, that nothing in this Option Agreement shall be interpreted to release any claims which Employee may have for workers compensation benefits. Employee acknowledges that this Option Agreement may be pled as a complete defense and shall constitute a full and final bar to any claim based on any such act, omission, transaction, matter, or event

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which has occurred or is alleged to have occurred up to the date Employee executes this Option Agreement.

Employee acknowledges that Employee has read and understands this Option Agreement, that Employee has been provided a period of twenty-one (21) calendar days to consider its terms, and that Employee has been advised in writing to discuss its terms with an attorney or other advisor before executing it. This Option Agreement will not become effective and enforceable until seven (7) days after Employee executes it. Employee further understands that Employee may revoke this Option Agreement within seven (7) calendar days after having signed it by delivering written notice of revocation to Chief Legal Officer, GreenSky Holdings, LLC, 5565 Glenridge Connector, Suite 700, Atlanta, GA 30342. If the end of such revocation period falls on a Saturday, Sunday or legal holiday in the State of Georgia, the revocation period shall be extended until the next day that is not a Saturday, Sunday or legal holiday in the State of Georgia. Notwithstanding anything contained herein to the contrary, Employee understands and agrees that, if Employee fails to sign this Option Agreement on or before the expiration of twenty-one (21) days after the day Employee received it, or if Employee revokes the Option Agreement before the expiration of the revocation period, this Option Agreement shall be canceled and void, and neither party shall have any rights or obligations arising under it, and Employee will not be entitled to receive any payments or benefits under this Option Agreement not otherwise payable absent this Option Agreement. Notwithstanding any other provision of this Option Agreement, the Option shall not be deemed exercised until the expiration of thirty (30) days after the date hereof. Any deemed exercise that would otherwise occur during such thirty (30) days shall be deemed to have occurred on the thirty-first (31st) day after the date hereof.

The parties are signing this Option Agreement as of the date stated above.

COMPANY:

GREENSKY HOLDINGS, LLC

By:
Name:
Title:

EMPLOYEE:

Name:
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